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                                                                     EXHIBIT 16

                       LETTER OF PREDECESSOR ACCOUNTANT

To the Securities and Exchange Commission:

    We have read Item 9 included in the attached Annual Report on Form 10-K for the year ended December 31, 1997 of Arch Coal, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

St. Louis, Missouri
March 16, 1998

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